                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-23121 of Pierce Leahy Corp. on Form S-1 of our report dated November 22, 1996 (January 10, 1997 as to Note 11) on the consolidated financial statements of Records Management Services, Inc. and subsidiaries appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Chicago, Illinois
March 14, 1997